UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2012

BLUE SKY PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52010	n/a
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3702 South Virginia Street, Suite G12-401, Reno, Nevada	89502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (202) 470-4608

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

Our company and Gino Chitaroni (“Chitaroni”) previously entered into an option agreement dated July 25, 2010, wherein we acquired an exclusive option from Chitaroni, to an undivided 100% right, title and interest in and to the Proteus Property located near Cobalt, Ontario, Canada (the “Property”).

We have been unsuccessful in raising additional capital for this exploration project and therefore do not have sufficient funds to make the required option payments. Consequently, effective August 13, 2012, we entered into an assignment agreement among Timber Wolf Gold Inc., a Nevada corporation (“Timber Wolf”) and Gino Chitaroni, wherein we have assigned all of our rights, title and interest in and to the option agreement for the Property to Timber Wolf, with no further obligations to our company.

The description of the assignment agreement contained in this Item 1.01 is a summary and is qualified in its entirety by reference to the copy of the assignment agreement is attached hereto as an exhibit, and which is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits

10.1	Assignment Agreement with Timber Wolf Gold Inc. and Gino Chitaroni dated August 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE SKY PETROLEUM INC.

/s/ Patrick Laferriere
Patrick Laferriere
President and Director

Date: August 20, 2012